                                                                     EXHIBIT 2.2

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among:

                                CAERE CORPORATION
                             a Delaware corporation;

                           VIEWSTAR ACQUISITION CORP.,
                            a California corporation;

                                 FORMONIX, INC.,
                             a Colorado corporation;

                                       and

                 MR. LYNN J. FORMANEK AND MR. DAVID L. FORMANEK

                           ---------------------------
                           Dated as of March 31, 1997
                           ---------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1.        DESCRIPTION OF TRANSACTION....................................................................  1
         1.1      Merger of Merger Sub into the Company.........................................................  1
         1.2      Effect of the Merger..........................................................................  2
         1.3      Closing; Effective Time.......................................................................  2
         1.4      Articles of Incorporation and Bylaws; Directors and Officers..................................  2
         1.5      Conversion of Shares..........................................................................  2
         1.6      Closing of the Company's Transfer Books.......................................................  3
         1.7      Exchange of Certificates......................................................................  3
         1.8      Restriction on Transfer.......................................................................  4
         1.9      Tax Consequences..............................................................................  5
         1.10     Further Action................................................................................  5
         1.11     Fractional Shares.............................................................................  5

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                  SHAREHOLDERS..................................................................................  5
         2.1      Due Organization; No Subsidiaries; Etc........................................................  5
         2.2      Articles of Incorporation and Bylaws; Records. ...............................................  6
         2.3      Capitalization, Etc...........................................................................  6
         2.4      Financial Statements..........................................................................  7
         2.5      Absence of Changes............................................................................  7
         2.6      Title to Assets...............................................................................  9
         2.7      Bank Accounts; Receivables; Customers......................................................... 10
         2.8      Equipment; Leasehold.......................................................................... 10
         2.9      Proprietary Assets............................................................................ 11
         2.10     Contracts..................................................................................... 13
         2.11     Liabilities................................................................................... 15
         2.12     Compliance with Legal Requirements............................................................ 15
         2.13     Governmental Authorizations................................................................... 16
         2.14     Tax Matters................................................................................... 16
         2.15     Employee and Labor Matters; Benefit Plans..................................................... 17
         2.16     Environmental Matters......................................................................... 18
         2.17     Sale of Products; Performance of Services..................................................... 19
         2.18     Insurance..................................................................................... 19
         2.19     Related Party Transactions.................................................................... 19
         2.20     Legal Proceedings; Orders..................................................................... 19
         2.21     Authority; Binding Nature of Agreement........................................................ 20
         2.22     Non-Contravention; Consents................................................................... 20
         2.23     Full Disclosure............................................................................... 21

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................... 21
         3.1      Authority; Binding Nature of Agreement........................................................ 21
         3.2      Valid Issuance................................................................................ 22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
SECTION 4.        CERTAIN SECURITIES MATTERS.................................................................... 22
         4.1      Representations of Shareholders............................................................... 22
         4.2      Sale of Parent Common Stock by Shareholders................................................... 23

SECTION 5.        CERTAIN COVENANTS............................................................................. 24
         5.1      Filings and Consents.......................................................................... 24
         5.2      Employment and Noncompetition Agreements...................................................... 24
         5.3      Release....................................................................................... 24
         5.4      Termination of Employee Plans................................................................. 24
         5.5      FIRPTA Matters................................................................................ 24
         5.6      Continuity of Interest Certificates........................................................... 24
         5.7      Cross License Agreement....................................................................... 25
         5.8      Software License Agreement.................................................................... 25
         5.9      FormVision Code............................................................................... 25

SECTION 6.        INDEMNIFICATION, ETC.......................................................................... 25
         6.1      Survival of Representations, Etc.............................................................. 25
         6.2      Indemnification by Shareholders............................................................... 25
         6.3      Deductible; Ceiling........................................................................... 26
         6.4      Satisfaction of Indemnification Claim......................................................... 26
         6.5      No Contribution............................................................................... 26
         6.6      Interest...................................................................................... 27
         6.7      Defense of Third Party Claims................................................................. 27
         6.8      Exercise of Remedies by Indemnitees Other Than Parent......................................... 28

SECTION 7.        REGISTRATION OF SHARES........................................................................ 28
         7.1      Registration Statements....................................................................... 28
         7.2      Indemnification............................................................................... 29
         7.3      Transferability of Registration Rights........................................................ 30
         7.4      Delay of Registration......................................................................... 30

SECTION 8.        MISCELLANEOUS PROVISIONS...................................................................... 30
         8.1      Further Assurances............................................................................ 30
         8.2      Fees and Expenses............................................................................. 31
         8.3      Attorneys' Fees............................................................................... 31
         8.4      Notices....................................................................................... 31
         8.5      Confidentiality............................................................................... 32
         8.6      Headings...................................................................................... 32
         8.7      Counterparts.................................................................................. 32
         8.8      Governing Law; Venue.......................................................................... 33
         8.9      Successors and Assigns........................................................................ 33

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         8.10     Remedies Cumulative; Specific Performance..................................................... 34
         8.11     Waiver........................................................................................ 34
         8.12     Amendments.................................................................................... 34
         8.13     Severability.................................................................................. 34
         8.14     Parties in Interest........................................................................... 34
         8.15     Entire Agreement.............................................................................. 34
         8.16     Construction.................................................................................. 35

                                    EXHIBITS


Exhibit A         -        Certain definitions

Exhibit B         -        Articles of Merger of Formonix, Inc. and ViewStar
                           Acquisition Corp.

Exhibit C         -        Directors and Officers of Surviving Corporation

Exhibit D         -        Form of Continuity of Interest Certificate

Exhibits E-1
      to E-5      -        Employment Agreements

Exhibit F         -        Form of Noncompetition Agreement

Exhibit G         -        Form of Release

Exhibit H         -        Form of Cross License Agreement between Caere
                           Corporation, Formonix, Inc., David Formanek and Lynn
                           Formanek, dated as of March 31, 1997

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of March 31, 1997, by and among: CAERE CORPORATION, a Delaware corporation ("Parent"); VIEWSTAR ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); FORMONIX, INC., a Colorado corporation (the "Company"); and MR. LYNN J. FORMANEK AND MR. DAVID L. FORMANEK, the sole shareholders of the Company (together, the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Colorado Business Corporation Act (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. This Agreement has been adopted and approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. The Shareholders own an aggregate of 300,000 shares of the voting common stock, no par value per share, of the Company, representing 100% of the outstanding capital stock of the Company. (The voting common stock, no par value per share, of the Company is referred to in this Agreement as "Company Common Stock.")

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall



                                       1.

cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Colorado Business Corporation Act.

         1.3 CLOSING; EFFECTIVE TIME. Contemporaneously with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155. For purposes of this Agreement, "Closing Date" shall mean the time and date as of which the Closing actually takes place. Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the Colorado Business Corporation Act (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Colorado. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Colorado (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                  (a) the Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Time as set forth in the Articles of Merger of Formonix, Inc. and ViewStar Acquisition Corp., attached hereto as Exhibit B;

                  (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

         1.5      CONVERSION OF SHARES.

                  Subject to Section 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the Shareholders:

                           (i) each share of Company Common Stock outstanding
                  immediately prior to the Effective Time shall be converted into the right to receive 1.83333 shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") to be issued pursuant to this Agreement; and

                           (ii) each share of the common stock, no par value, of
                  Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.



                                       2.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all such shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7      EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, the Shareholders will deliver to Parent their certificates representing all of the outstanding shares of Company Common Stock. Subject to Section 1.11, upon surrender of a Company Stock Certificate to Parent for exchange, (1) each Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such Shareholder has the right to receive pursuant to the provisions of Section 1.5(a)(i), and (2) the Company Stock Certificate so surrendered shall be canceled. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the Shareholder of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                  (b) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with the legend required pursuant to Section 1.8(a) below and any other legend or, legends required pursuant to applicable state securities laws or otherwise):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

                  (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Shareholder pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated


                                       3.

for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         1.8      RESTRICTION ON TRANSFER.

                  (a) Of the shares of Parent Common Stock to be issued to the Shareholders pursuant to this Agreement, 250,000 shall be subject to a lock-up restriction (the "Lock-Up Shares") and shall bear the following legend, in addition to the legend or legends required pursuant to Section 1.7(b) above:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED UNTIL THE TIME SET FORTH IN THE AGREEMENT. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION."

                  (b) The restrictions on the Lock-Up Shares shall be released on the earlier of (i) ten years from the date of this Agreement or (ii) as set forth below within 45 days of the achievement of each of the following Net Revenue Targets from sales of OmniForm(TM) Products:

                                 NET REVENUE              * MAXIMUM NUMBER OF LOCK-UP
MEASUREMENT PERIOD               TARGET                 SHARES RELEASED PER SHAREHOLDER

                                                   LYNN FORMANEK              DAVID FORMANEK
                                                   -------------              --------------

April 1, 1997 through            $6,300,000            78,125                     46,875
March 31, 1998

April 1, 1998 through            $8,400,000            46,875                     28,125
March 31, 1999

April 1, 1999 through            $9,900,000            31,250                     18,750
March 31, 2000


*In the event that actual Net Revenue in any of the above measurement periods is less than the respective Net Revenue Target, the number of Lock-Up Shares released from the lock-up restriction in each of the above measurement periods shall be pro rated in each of the measurement periods based on the percentage of Net Revenue Target achieved. For example, if sales in the April 1, 1997 through March 31, 1998 measurement period generate $5,040,000 (80% of the Net Revenue Target), an aggregate of 100,000 Lock-Up Shares will be released



                                       4.

from restriction. Any remaining Lock-Up Shares will be released at the end of ten years from the date of issuance.

         1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

         1.11 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, a Shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such Shareholder) shall, upon surrender of such Shareholder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Fair Market Value of one share of Parent Common Stock.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                  SHAREHOLDERS

                  The Company and each Shareholder jointly and severally represents and warrants, to and for the benefit of the Indemnitees, as follows:

         2.1      DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Formonix, Inc."



                                       5.

                  (c) The Company is not, and has not been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

                  (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers. The Company's board of directors has never established any committees.

                  (e) The Company has no subsidiaries, and does not hold beneficially or of record any equity interest in any Entity.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws or of any resolution adopted by the Company's shareholders or the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete, have been maintained in accordance with prudent business practices and all applicable Legal Requirements, and are in the possession and control of the Company.

         2.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of:
(i) one million (1,000,000) shares of Company Common Stock, no par value, of which three hundred thousand (300,000) shares have been issued and are outstanding. Lynn J. Formanek and David L. Formanek, respectively, own 187,500 and 112,500 shares of the outstanding Company Common Stock, representing all of the issued and outstanding Company Common Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

                  (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of the Company;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.



                                       6.

                  (c) The Shareholders together own, beneficially and of record, and have good, valid and marketable title to the shares of Company Common Stock. All of the shares of Company Common Stock are owned by the Shareholders free and clear of any Encumbrances. The Shareholders have full and unrestricted right and power to sell and deliver the Company Common Stock pursuant to the provisions of this Agreement without the consent or approval of any other person.

         2.4      FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                           (i) the unaudited Statements of Assets and Liabilities of the Company as of February 28, 1997, and as of July 31, 1996, and 1995, and the related unaudited Statements of Revenues and Expenses and Statements of Cash Flows of the Company for the seven months ended February 28, 1997, and for the fiscal years ended July 31, 1996, and 1995; and

                           (ii) the unaudited Trend Statement for Selected Categories (e.g. monthly statements of revenues and expenses) of the Company for the seven months ended February 28, 1997, and for the fiscal years ended July 31, 1996, and 1995.

                  (b) The Company Financial Statements are accurate and complete, are in accordance with the books and records of the Company and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been compiled in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The Company Financial Statements have been prepared on the accounting basis used by the Company for income tax purposes, which is a comprehensive basis of accounting.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since February 28, 1997:

                  (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not



                                       7.

         repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (g) the Company has not made any capital expenditure;

                  (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), except that the Company has renewed various Material Contracts in the ordinary course of business, without materially amending the terms thereof, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

                  (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other Persons in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other Persons in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

                  (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;



                                       8.

                  (l) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (m) the Company has not (i) established, adopted or amended any Employee Benefit Plan, or (ii) made any profit-sharing or similar payment to any of its directors, officers or employees;

                  (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                  (o) the Company has not made any Tax election;

                  (p) the Company has not commenced or settled any Legal Proceeding;

                  (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.6      TITLE TO ASSETS.

                  (a) Except as set forth in Part 2.6(a) of the Disclosure Schedule, the Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Financial Statements; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

                  (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company, except for any software being duly licensed to the Company under any third party software license generally available to the public at a total cost of less than $5,000.

         2.7      BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

                  (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.



                                       9.

                  (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of February 28, 1997. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Financial Statements that have not yet been collected and those accounts receivable that have arisen since February 28, 1997 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and
(ii) are current and will be collected in full, without any counterclaim or set off, when due.

                  (c) Part 2.7(c) of the Disclosure Schedule identifies each customer that is obligated to make payments to the Company. The Company has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Company or to effect a material reduction in the volume of business transacted by such Person with the Company below historical levels.

                  (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by the Company for products, systems and services.

         2.8      EQUIPMENT; LEASEHOLD.

                  (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted. Other than as set forth in Part 2.8 of the Disclosure Schedule, there are no assets owned by or leased to any Person other than the Company used in the business or operations of the Company.

                  (b) The Company does not own any real property or any interest in real property.

         2.9      PROPRIETARY ASSETS.

                  (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and



                                       10.

that is licensed to or used by the Company (except for any Company Proprietary Asset that is duly licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $5,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by the Company. The Company has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, including the source and object codes for FormVision(TM) and OmniForm(R) Products, free and clear of any and all Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in
Part 2.9(a)(5) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, the Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (other than Company Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company's rights are not exclusive).

                  (b) The Company has taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

                  (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company and the Shareholders, there is no basis for any such claim. The Company is not required under generally accepted accounting principles to establish reserves



                                       11.

on its financial statements to cover any costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

                  (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted. Except as set forth in
Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person other than Parent, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of the Company, and all current and former consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of Confidential Information Agreement attached to the Disclosure Schedule as Appendix 2.9(f).

                  (g) Except as set forth in Part 2.9(g) of the Disclosure Schedule, the Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license any Company Proprietary Asset including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset.

                  (h) The source and object code presented to Parent for inspection by Shareholders on March 28, 1997 and characterized as the FormVision(TM) or OmniForm(R) Products source and object code is in fact the complete source and object code for the OmniForm Products, including the source and object code for the product known as of the Closing Date as OmniForm Internet Server(TM), (collectively, the "FormVision Code").

         2.10     CONTRACTS.

                  (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                           (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

                           (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                           (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset



                                       12.

         or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                           (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                           (v) any Contract relating to the acquisition, issuance or transfer of any securities;

                           (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Company;

                           (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                           (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

                           (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental
         Body);

                           (xi) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices;

                           (xii) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                           (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this sentence) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or
         (B) the performance of services having a value in excess of $5,000 in the aggregate.)

                  (b) The Company has delivered to Parent accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full



                                       13.

force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) Except as set forth in Part 2.10(c) of the Disclosure
Schedule:

                           (i) the Company has not violated or breached in any material respect, or committed any material default under, any Company Contract, and, to the best of the knowledge of the Company and the Shareholders, no other Person has materially violated or breached, or committed any material default under, any Company Contract;

                           (ii) to the best of the knowledge of the Company and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a material default or exercise any material remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or materially modify any Company Contract;

                           (iii) the Company has not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

                           (iv) the Company has not waived any of its material rights under any Contract.

                  (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

                  (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

                  (f) The Company has not made any unexpired offer or proposal to any customer, prospective customer or other Person.

         2.11     LIABILITIES.

                  (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Financial Statements;



                                       14.

(ii) accounts payable or accrued salaries that have been incurred by the Company since February 28, 1997 in the ordinary course of business and consistent with the Company's past practices; and (iii) the liabilities identified in Part 2.11(a) of the Disclosure Schedule.

                  (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of February 28, 1997 and (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money.

                  (c) Part 2.11(c) of the Disclosure Schedule provides an accurate and complete breakdown of the Company's "deferred support revenue" and all related obligations and other liabilities of the Company.

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1994, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1994 has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1994, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14     TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared, in all material respects, in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1994.



                                       15.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company has established, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 1997 through the Closing Date, as set forth in Part 2.14(b) of the Disclosure Schedule.

                  (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         2.15     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) The Shareholders, James Moy, Kevin Burke and Christopher Kaschmitter (collectively, Messrs. Moy, Burke and Kaschmitter are referred to herein as "Employees") are the only persons who have ever been employed by the Company and Part 2.15(a) of the Disclosure Schedule correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. The Company is not a party to any contract of employment or consulting with any Person.

                  (b) There is no employee of the Company who is not fully available to perform work because of disability or other leave.



                                       16.

                  (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

                  (d) The Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Shareholders, the Company has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (e) The Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Shareholders, the Company has not at any time in the past maintained, sponsored or contributed to, any employee welfare benefit plan (as defined in Section 3(1) of ERISA for the benefit of employees or former employees of the Company (a "Welfare Plan").

                  (f) The Company is not required to be, and, to the best of the knowledge of the Company and the Shareholders, the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code.

                  (g) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (h) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

         2.16 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and the Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's



                                       17.

compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES. Except as set forth in
Part 2.17 of the Disclosure Schedule, no customer or other Person has, at any time, asserted or threatened to assert any claim against the Company (other than claims that have been resolved satisfactorily at no material cost to the Company) under or based upon (i) any warranty provided by or on behalf of the Company, or (ii) any product sold or licensed or any services performed by the Company.

         2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of the Company and with respect to any claims made thereunder. The Company has delivered to Parent accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since December 31, 1994, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.19 RELATED PARTY TRANSACTIONS. No officer, director, Shareholder or Employee of the Company or any affiliate or associate of any such person has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company, any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which any of their respective properties or assets may be bound. There is not, and at no time since December 31, 1996 has there been, any outstanding indebtedness for borrowed money (i) owed by the Company to any Shareholder or Employee or (ii) owed by any Shareholder or Employee to the Company.



                                       18.

         2.20     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Shareholders, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, the Company.

                  (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Shareholders, no officer or Employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or Employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company's Shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):



                                       19.

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule, which is incorporated herein by reference) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Parent and Merger Sub represent and warrant to the Company and the Shareholders as follows:



                                       20.

         3.1 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.2 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4. CERTAIN SECURITIES MATTERS

         4.1 REPRESENTATIONS OF SHAREHOLDERS. Each Shareholder represents and warrants, to and for the benefit of the Indemnitees, as follows:

                  (a) such Shareholder has received and reviewed (i) a copy of Parent's report on Form 10-K for 1995, as filed with the SEC, (ii) a copy of Parent's 1995 Annual Report to Shareholders, (iii) a copy of Parent's report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996, all as filed with the SEC, and (iv) a copy of Parent's proxy statement for the 1995 Annual Stockholder's meeting;

                  (b) such Shareholder is aware (i) that the Parent Common Stock to be received by such Shareholder in connection with the Merger is being issued under an exemption from the registration requirements of the Securities Act, and (ii) that such Shareholder is not being provided with any prospectus or other offering materials other than the documents referred to in Section 4.1(a);

                  (c) such Shareholder (i) is aware that because the issuance of the shares of Parent Common Stock to be received by such Shareholder in connection with the Merger have not been registered under the Securities Act, such shares must be held indefinitely unless their resale or other disposition is registered under the Securities Act or is exempt from the registration requirements of the Securities Act,
         (ii) is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resales of shares purchased in certain exempt transactions, subject to the satisfaction of various requirements;

                  (d) such Shareholder realizes that, if the requirements of Rule 144 are not satisfied, any disposition by such Shareholder of the Parent Common Stock to be received by such Shareholder in connection with the Merger may require registration under the Securities Act, and that Parent Common is not under any obligation (except



                                       21.

         as expressly provided in Section 7) to take any action to register any of such Parent Common Stock;

                  (E) such Shareholder has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the Merger and the merits and risks of investing in Parent Common Stock;

                  (F) such Shareholder is acquiring the Parent Common Stock that such Shareholder is to receive in connection with the Merger for investment and for such Shareholder's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof, and such Shareholder has no present intention to sell or otherwise dispose of any interest in or risk related to the Parent Common Stock that such Shareholder is to receive in connection with the Merger, except in accordance with Section 4.2;

                  (G) such Shareholder has fully considered the risks of an investment in Parent Common Stock, and understands that (i) such an investment is suitable only for an investor who is able to bear the economic consequences of losing the entire investment, (ii) such an investment is a speculative investment which involves a high degree of risk of loss by such Shareholder, and (iii) there are substantial restrictions on the transferability of the Parent Common Stock to be received by such Shareholder, and it may not be possible for such Shareholder to liquidate his investment in the case of emergency;

                  (H) such Shareholder is able (i) to bear the economic risk of his investment in Parent Common Stock, (ii) to hold the Parent Common Stock to be received by such Shareholder for a substantial period of time, and (iii) to afford a complete loss of such Shareholder's investment in Parent Common Stock;

                  (I) such Shareholder has been given the opportunity to ask questions of, and to receive answers from, Parent concerning the terms and provisions of the Merger, and to obtain any additional information necessary to verify the accuracy of the information set forth in the documents referred to in Section 4.1(a);

                  (J) such Shareholder is a bona fide, full-time resident of the State of Colorado;

                  (K) such Shareholder understands that the certificates representing the Parent Common Stock to be received by such Shareholder will bear legends identical or similar to the legends set forth in Sections 1.7(b) and 1.8(a) hereof; and:

                  (L) such Shareholder understands and intends that the representations and warranties being made by such Shareholder in this
         Section 4.1 may be relied upon in determining such Shareholder's suitability as an investor in Parent Common Stock, and



                                       22.

         shall survive such Shareholder's receipt of the shares of Parent Common Stock to be received by such Shareholder in connection with the Merger.

         4.2 SALE OF PARENT COMMON STOCK BY SHAREHOLDERS. A Shareholder may sell his shares of Parent Common Stock if (a) the sale of such shares by such Shareholder is covered by the Registration Statement (as defined in Section 7(a)) and is effected in accordance with the procedures set forth in Section 7.3(c) while the Registration Statement is effective, or (b) (i) such shares may be sold without registration or qualification because of the availability of exemptions under the Securities Act and applicable state securities laws and
(ii) such shares are no longer Lock-Up Shares. Except as expressly permitted by this Section 4.2, no Shareholder shall, directly or indirectly, sell or otherwise dispose of, or offer to sell or otherwise dispose of, any shares of Parent Common Stock at any time on or after the Closing Date.

SECTION 5.   CERTAIN COVENANTS

         5.1 FILINGS AND CONSENTS. At the Closing, the Shareholders shall cause the Company to promptly deliver to Parent a copy of (a) all filings (if any) and all notices (if any) required to be made and given by the Company in connection with the Merger and the other transactions contemplated by this Agreement, and
(b) each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by the Company in connection with the Merger or any of the other transactions contemplated by this Agreement.

         5.2 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At the Closing, (a) each officer, director and employee of the Company shall tender to the Company his resignation as an officer, director and employee, as applicable, of the Company;
(b) each Employment Agreement in the forms of Exhibits E-1 to E-5 (each an "Employment Agreement") shall be in full force and effect; and (c) each Shareholder shall execute and deliver to the Company and Parent a Noncompetition Agreement in the form of Exhibit F.

         5.3 RELEASE. At the Closing, each Shareholder shall execute and deliver to the Company and Parent a Release in the form of Exhibit G.

         5.4 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights and the Shareholders shall ensure that no employee or former employee of the Company has any rights thereunder and that any liabilities of the Company thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

         5.5 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.



                                       23.

         5.6 CONTINUITY OF INTEREST CERTIFICATES. At the Closing, each Shareholder shall execute and deliver to parent a Continuity of Interest Certificate in the form of Exhibit D.

         5.7 CROSS LICENSE AGREEMENT. At the Closing, each Shareholder, Parent and the Company shall execute and deliver the Cross License Agreement in the form of Exhibit H.

         5.8 SOFTWARE LICENSE AGREEMENT. At the Closing, the Software License Agreement between Parent and the Company, dated as of January 23, 1995, shall terminate.

         5.9 FORMVISION CODE. Shareholders shall have presented to Parent the FormVision Code, as set forth in Section 2.9(h).

SECTION 6. INDEMNIFICATION, ETC.

         6.1      SURVIVAL OF REPRESENTATIONS, ETC.

                  (A) The representations and warranties made by the Company and the Shareholders in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Closing and shall remain in full force and effect and shall survive for an unlimited period of time. All representations and warranties made by Parent and Merger Sub shall survive the Closing and shall remain in full force and effect and shall survive for an unlimited period of time.

                  (B) The representations, warranties, covenants and obligations of the Company and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                  (C) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Shareholders in this Agreement.

         6.2      INDEMNIFICATION BY SHAREHOLDERS.

                  (A) Subject to Section 6.3, from and after the Effective Time, the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or Section 4 (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty) or in any instrument or other agreement delivered in connection with this Agreement


                                       24.

by or on behalf of the Company, a Shareholder or any Employee; (ii) any breach of any covenant or obligation of the Company or any Shareholder under this Agreement or under any instrument or other agreement delivered in connection with this Agreement by or on behalf of the Company, a Shareholder or an Employee; (iii) any failure on the part of the Company to pay any Tax required to have been paid on or prior to the Closing Date; or (iv) any Legal Proceeding relating to any inaccuracy, breach, failure, liability or alleged liability, use, disclosure, reproduction, disposition, attempt or inability of the type referred to in clause "(i)," "(ii)," or "(iii)" above. (Any such Damages are referred to in this Agreement as "Recoverable Damages.")

                  (B) It is acknowledged and agreed that, if the Surviving Corporation suffers or otherwise becomes subject to any Recoverable Damages, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have suffered Recoverable Damages.

         6.3      DEDUCTIBLE; CEILING.

                  (A) Subject to Section 6.3(b), the Shareholders shall not be required to make any indemnification payment pursuant to Section 6.2(a)(i) until such time as the total amount of all Recoverable Damages (whenever suffered and whether arising from a single inaccuracy or breach or from multiple inaccuracies or breaches of different representations and warranties) exceeds $25,000 in the aggregate. (If the total amount of such Recoverable Damages exceeds $25,000 in the aggregate, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for only the portion of such Recoverable Damages exceeding $25,000.)

                  (B) The limitations set forth in Section 6.3(a) on the liability of the Shareholders shall not apply in connection with any inaccuracy or breach of which any of the Shareholders has actual knowledge on the Closing Date.

         6.4 SATISFACTION OF INDEMNIFICATION CLAIM. In the event any Shareholder shall have any liability (for indemnification or otherwise) to any Indemnitee under this Section 6, such Indemnitee may require such Shareholder to satisfy such liability (and, if so requested by such Indemnitee, such Shareholder shall satisfy such liability) by delivering to such Indemnitee the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Fair Market Value of one share of Common Stock of Parent.

         6.5 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Surviving Corporation in connection with any actual or alleged inaccuracy in or breach of any representation, warranty, covenant or obligation set forth in this Agreement.

         6.6 INTEREST. Any Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 6 with respect to any Damages



                                       25.

shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Indemnitee first suffered or otherwise became subject to such Damages and ending on the date on which the liability of such Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate. (For purposes of this Section 6.6, an Indemnitee that suffers Damages by virtue of being required to pay any judgment or to make any settlement payment to any third party with respect to any third party claim against such Indemnitee shall be deemed to have first become subject to such Damages at the time such Indemnitee pays such judgment or makes such settlement payment.)

         6.7      DEFENSE OF THIRD PARTY CLAIMS.

                  (A) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which either of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 6, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                           (I) all expenses relating to the defense of such
                  claim or Legal Proceeding shall be borne and paid exclusively by the Shareholders;

                           (II) each Shareholder shall make available to Parent
                  any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                           (III) Parent shall have the right to settle, adjust
                  or compromise such claim or Legal Proceeding with the consent of the Shareholders; provided, however, that such consent shall not be unreasonably withheld.

                  (B) Without limiting the generality or the effect of Section 6.7(a), if (1) a third party commences a Legal Proceeding against an Indemnitee, and (2) Parent elects to require the Shareholders to indemnify the Indemnitee with respect to such Legal Proceeding, then:

                           (I) Parent shall give the Shareholders prompt notice
                  of the commencement of such Legal Proceeding (it being understood, however, that any failure on the part of Parent to so notify the Shareholders shall not limit any of the obligations of the Shareholders under this Section 6, except to the extent such failure materially prejudices the defense of such Legal Proceeding); and

                           (II) the Shareholders may (at the sole expense of the
                  Shareholders) retain counsel on behalf of the Shareholders in connection with such Legal Proceeding, and such counsel shall be permitted to be present at all material non-



                                       26.

                  confidential proceedings relating to such Legal Proceeding (it being understood, however, that, subject to the proviso to
                  Section 6.7(a)(ii), Parent and if so designated by Parent, the Indemnitee shall have exclusive control of the defense of such Legal Proceeding and shall have the exclusive right to make all strategic and other decisions relating to the defense of such Legal Proceeding).

         6.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.


SECTION 7. REGISTRATION OF SHARES

         7.1      REGISTRATION STATEMENTS.

                  (A) After the Closing Date, Parent shall file with the SEC a registration statement on Form S-3 (the "Registration Statement") with respect to an aggregate of 300,000 of the shares of Parent Common Stock received in the Merger by the Shareholders, representing 187,500 and 112,500 shares of Parent Common Stock, respectively, being issued by Parent to Lynn Formanek and David Formanek. Parent shall use best efforts: (a) to cause the Registration Statement to be declared effective by the SEC on or before the date 90 days after the Closing Date; and (b) to cause the Registration Statement to remain effective until the earlier of (i) the first anniversary of the Closing Date, or (ii) the date on which the distribution described in the Registration Statement is completed.

                  (B)      Parent shall (at its own expense):

                           (I) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act;

                           (II) furnish to the Shareholders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement; and

                           (III) use reasonable efforts to register and qualify the shares covered by the Registration Statement under the securities laws of the state of Colorado.

                  (C) No Shareholder shall sell any Parent Common Stock pursuant to the Registration Statement unless such Shareholder shall have notified Parent in writing, not less than seven nor more than 21 days prior to the sale of such shares, of such Shareholder's intention to sell such shares.



                                       27.

                  (D) Notwithstanding anything to the contrary contained herein, all of Parent's obligations under this Section 7.1 (including its obligation to file and maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which any shares of Parent Common Stock issued in the Merger can be sold pursuant to Rule 144 under the Securities Act.

         7.2      INDEMNIFICATION.

                  (A) Parent agrees to indemnify, to the extent permitted by law, each Shareholder against all Damages suffered by such Shareholder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to Parent by such Shareholder for use therein or results from such Shareholder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after Parent has furnished such Shareholder with a sufficient number of copies thereof.

                  (B) In connection with the Registration Statement, each Shareholder (i) shall furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Shareholder.

                  (C) Any Person entitled to indemnification under this Section 7 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such



                                       28.

indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

         7.3 TRANSFERABILITY OF REGISTRATION RIGHTS. The rights of the Shareholders under this Section 7 are not transferable except in connection with: (a) a transfer by will or intestacy; and (b) estate planning transfers consisting of gifts to the spouse or issue of the transferor, or to a charity qualified under Section 501(c)(3) of the Code.

         7.4 DELAY OF REGISTRATION. For a period not to exceed 60 days, Parent may delay the filing or effectiveness of the Registration Statement, or suspend the use of the Registration Statement (and the Shareholders hereby agree not to offer or sell any shares of Parent Common Stock pursuant to the Registration Statement during such period), at any time when Parent, in its reasonable judgment, believes:

                  (A) that the filing of a Registration Statement or the offering or sale of Parent Common Stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have an adverse effect upon (i) a pending or scheduled offering of Parent's securities, (ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

                  (B) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

In the event Parent reasonably believes that any of the foregoing circumstances are continuing after such 60-day period, it may, with the consent of the Shareholders (which consent shall not be unreasonably withheld) extend such 60-day period for one additional 30-day period.

SECTION 8. MISCELLANEOUS PROVISIONS

         8.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         8.2 FEES AND EXPENSES. Subject to Section 6, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and



                                       29.

all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that, all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including any amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) shall be borne and paid solely by the Shareholders and not by the Company.

         8.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         8.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent or Merger Sub:

                           Caere Corporation
                           100 Cooper Court
                           Los Gatos, CA  95030
                           Attn: Chief Financial Officer
                           Facsimile:  (408) 395-5263

                           with a copy to:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA  94306-2155
                           Attention:  Lee F. Benton, Esq.
                           Facsimile:  (415) 857-0663



                                       30.

                  if to the Company:

                           Formonix, Inc.
                           701 Tradition Court
                           Fort Collins, CO  80526
                           Attention: Mr. Lynn Formanek
                           Facsimile: (970) 282-3686

                           with a copy to:

                           Walker and Associates
                           Terry Walker, Esq.
                           2337 Spindrift Drive
                           Longmont, CO  80503
                           Facsimile:  (303) 702-9340

                  if to a Shareholder:

                           c/o Formonix, Inc.
                           701 Tradition Court
                           Fort Collins, CO  80526
                           Facsimile:  (970) 282-3686

         8.5 CONFIDENTIALITY. On and at all times after the Closing Date, each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent.

         8.6 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         8.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         8.8      GOVERNING LAW; VENUE.

                  (A) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (B) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced



                                       31.

in any federal court located in the Northern District of California in the County of Santa Clara, in the State of California. Each party to this Agreement:

                           (I) expressly and irrevocably consents and submits to the jurisdiction of each federal court located in the Northern District of California in the County of Santa Clara, in the State of California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                           (II) agrees that each federal court located in the Northern District of California in the County of Santa Clara, in the State of California shall be deemed to be a convenient forum; and

                           (III) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any federal court located in the Northern District of California in the County of Santa Clara, in the State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (C) Nothing contained in Section 8.8(b) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Company or any of the Shareholders in any other forum or jurisdiction.

         8.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholders; Parent; the other Indemnitees (subject to Section 6.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         8.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.



                                       32.

         8.11     WAIVER.

                  (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and each of the Shareholders.

         8.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         8.14 PARTIES IN INTEREST. Except for the provisions of Section 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         8.15 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         8.16     CONSTRUCTION.

                  (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.



                                       33.

                  (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                                       34.

         The parties hereto have caused this Agreement to be executed and delivered as of March 31, 1997.

                          CAERE CORPORATION,
                            a Delaware corporation


                          By:            /s/ BLANCHE M. SUTTER
                             ---------------------------------------------------
                                            Blanche M. Sutter
                                   CFO, Executive Vice President Finance


                          VIEWSTAR ACQUISITION CORP.,
                            a California corporation


                          By:             /s/ ROBERT G. TERESI
                             ---------------------------------------------------
                                              Robert G. Teresi
                                          Chief Executive Officer



                                       35.

                          FORMONIX, INC.,
                            a Colorado corporation


                          By:              /s/ LYNN J. FORMANEK
                             ---------------------------------------------------
                                              Lynn J. Formanek
                                                 President



                                  /s/ LYNN J. FORMANEK
                             ---------------------------------------------------
                             LYNN J. FORMANEK



                                  /s/ DAVID L. FORMANEK
                             ---------------------------------------------------
                             DAVID L. FORMANEK



                                       36.

                           DISCLOSURE STATEMENT TO THE
                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                    RECITALS

         A. This statement is a part of and is attached to the Caere Corporation merger and plan of reorganization (hereinafter the "Agreement") with Formonix, Inc. (hereinafter the "Company") dated March 31, 1997.

         B. The parts of this disclosure statement are numbered to coincide with the numbering of Sections and paragraphs of the Agreement.

                            STATEMENTS OF DISCLOSURE

                                     Part 1

         Section 1.        Description of Transaction

         Disclosures:      None

                                     Part 2

         Section 2.        Representations and Warranties of the Company and
                           Shareholders

                  2.1      Due Organization, No Subsidiaries, Etc.

                           (d)      Names of Board of Directors
                                    Lynn J. Formanek, Chairman
                                    David L. Formanek

                                    Names and Titles of Officers
                                    Lynn J. Formanek, President,
                                        Secretary and Treasurer
                                    David L. Formanek, Vice President

                  2.5      Due Organization, No Subsidiaries, Etc.

                           (a)      None
                           (b)      None
                           (c)      None
                           (d)      None
                           (e)      None
                           (f)      None
                           (g)      None



                                       1.

                           (h) The principal shareholders of the Company have formed a new Colorado corporation on February 10, 1997, named Formanek Computer Programs, Inc. ("FCPI"). The Company has entered into an agreement with FCPI to transfer certain assets from the Company prior to the date of the Agreement becoming effective. The assets transferred by the Company will be used in further development of marketable programs not related to the OmniForm product line as further defined by the Agreement. A copy of the assignment and bill of sale has been sent to counsel for Parent in full disclosure of the transaction. The company deems this assignment of assets as a Material Contract as provided in Section 2.10(a) of the Agreement.

                           (i)(i)   None
                           (i)(ii) See disclosure of transaction in part 2.5(h) above.
                           (j)      None
                           (k)      None
                           (l)      None
                           (m)      None
                           (n)      None
                           (o)      None
                           (p)      None
                           (q) See disclosure of transaction in part 2.5(h) above.
                           (r) See disclosure of transaction in part 2.5(h) above.

                  2.6      Title to Assets

                           (a) See disclosure of transaction in part 2.5(h) above.
                           (b)      None

                  2.7      Title to Assets

                           (a)      Bank Accounts

                           Bank One, N.A. Checking Account No. 1163412728
                           Bank One, N.A. Money Market Account No. 2163808963 These accounts will be closed twenty days after the Closing on March 31, 1997.

                  2.8      Equipment; Leasehold

                           (a) A listing of all company assets was forwarded to counsel for Parent during the due diligence phase of the negotiations. The assets of the Company have not materially changed since the date of that disclosure.



                                       2.

                  2.9      Proprietary Assets

                           (a) (1)  No disclosure
                           (a) (2)  OmniForm Products source code
                           (a) (3)  See disclosure of Part 2.6(a)
                           (b)      None
                           (c)      None
                           (d)      None
                           (e)      None
                           (f) Gary Formanek, a former employee, has not executed the requested quit claim for work done while employed at Formonix. Gary Formanek has never performed any work related to the FormVision Code. The release from Gary Formanek has been waived by Parent and Merger Sub.

                           (g) See disclosure of transaction in part 2.5(h) above.

                  2.10     Contracts

                           See disclosure of transaction in part 2.5(h) above.

                  2.11     Liabilities

                           None

                  2.12     Compliance with Legal Requirements.

                           None

                  2.13     Governmental Authorizations.

                           None

                  2.14     Tax Matters

                           None

                  2.15     Employee and Labor Matters; Benefit Plans

                           (a)      See disclosure of Part 2.9(f)

                           (c) Bonuses have been paid to all employees in varying amounts in anticipation of the merger.



                                       3.

                  2.16     Environmental Matters

                           None

                  2.17     Sale of Products; Performance of Services

                           None

                  2.18     Insurance

                           None

                  2.20     Legal Proceedings; Orders

                           None

                  2.22     Non-Contravention; Consents

                           None



                                       4.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                  (A) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

                  (B) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

                  (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee

(including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FAIR MARKET VALUE. "Fair Market Value" shall mean the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market System for each of the fifteen consecutive trading days immediately preceding the date of determination.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that neither the Shareholders nor the Employees shall be deemed to be "Indemnitees."

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         NET REVENUE. "Net Revenue" shall mean those revenues actually received by Parent from the sales of OmniForm Products, net of reductions for returned products, rebated discounts, other trade discounts, freight and shipping allowances, applicable sales taxes, and ordinary trade and promotional allowances, and less other discounts, including those expressed as sales commissions granted on sales to independent third parties, such as trading parties, who acquire such products for resale, all as are received by Parent from sales of OmniForm Products.

         OMNIFORM PRODUCTS. "OmniForm Products" shall mean any and all products developed or distributed by or on behalf of Parent based on or derived in any manner substantially from the FormVision Code or source or object code developed by either Shareholder during the term of his employment with Parent, pursuant to such Shareholder's respective Employment Agreement with Parent.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                      ARTICLES OF MERGER OF FORMONIX, INC.
                         AND VIEWSTAR ACQUISITION CORP.

                               ARTICLES OF MERGER
                                       OF
                                 FORMONIX, INC.
                            (A COLORADO CORPORATION)
                                       AND
                           VIEWSTAR ACQUISITION CORP.
                           (A CALIFORNIA CORPORATION)

      The undersigned corporation, pursuant to Section 7-111-107 of the Colorado Business Corporations Act, hereby execute the following Articles of Merger.

                                   ARTICLE ONE

      The names of the corporations proposing to merge and the names of the States under the laws of which such corporations are organized, are as follows:

     Name of Corporation                           State of Incorporation
     -------------------                           ----------------------
     Formonix, Inc. ("Formonix")                          Colorado
     ViewStar Acquisition Corp. ("ViewStar")              California


                                   ARTICLE TWO

      The laws of the State under which such foreign corporation is organized permit such merger.

                                  ARTICLE THREE

      The name of the surviving corporation shall be "Formonix, Inc.," it shall be governed by the laws of the State of Colorado and its principal office address shall be at 100 Cooper Court, Los Gatos, California 95030, attention:
Caere Corporation Legal Department.


                                 ARTICLE FOUR

      The Plan of Merger is attached hereto as Exhibit A.

                                 ARTICLE FIVE

      As to each corporation, the shareholders of which were required to vote for approval, the number of shares outstanding, the number of shares entitled to vote and the number and designation of shares of any class entitled to vote as a class are:

                                                  TOTAL NUMBER OF       DESIGNATION OF CLASS           NUMBER OF
       NAME OF          TOTAL NUMBER OF          SHARES ENTITLED TO     ENTITLED TO VOTE AS A       SHARES OF SUCH
     CORPORATION      SHARES OUTSTANDING                VOTE               CLASS (IF ANY)           CLASS (IF ANY)
Formonix                   300,000                   300,000                    N/A                       N/A
ViewStar                       100                       100                    N/A                       N/A

                                 ARTICLE SIX

      As to each corporation, the shareholders of which were required to vote for approval, the number of shares voted for and against the plan, respectively, and the number of shares of any class entitled to vote as a class voted for and against the plan, are:

                      TOTAL SHARES VOTED     TOTAL SHARES
NAME OF CORPORATION          FOR             VOTED AGAINST              CLASS
-------------------   ------------------     --------------             -------
Formonix                   300,000                0                     Common
ViewStar                       100                0                     Common

                                ARTICLE SEVEN

      All provisions of the laws of the State of California and the State of Colorado applicable to the proposed merger have been complied with.


                                ARTICLE EIGHT

      The Articles of Merger shall be effective upon filing this 31st day of March, 1997.


                                 ARTICLE NINE

      The name and address of the corporation's registered agent for service of process is Corporation Service Company, 1560 Broadway, Denver, Colorado 80202.

      IN WITNESS WHEREOF each of the undersigned corporations has caused these articles of merger to be executed in its name by its president or vice president and secretary or assistant secretary, as of the 27th day of March, 1997.


                              FORMONIX, INC.
                              A COLORADO CORPORATION


                              By:   /S/LYNN J. FORMANEK
                                    --------------------------------------------
                                    Lynn J. Formanek,
                                    President and Secretary




                              VIEWSTAR ACQUISITION CORP.
                              A CALIFORNIA CORPORATION


                              By:   /S/ ROBERT G. TERESI
                                    --------------------------------------------
                                    Robert G. Teresi,
                                    Chairman of the Board and Chief
                                    Executive Officer


                              By:   /S/ BLANCHE M. SUTTER
                                    --------------------------------------------
                                    Blanche M. Sutter,
                                    Vice President, Finance,
                                    Chief Financial Officer and
                                    Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER

        THIS PLAN OF MERGER, dated as of March 31, 1997 ("Merger Agreement"), is made and entered into by ViewStar Acquisition Corp., a California corporation ("Merger Sub"), and Formonix, Inc., a Colorado corporation ("Formonix" or "Surviving Corporation") (Formonix and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").


                                    RECITALS

        A. Caere Corporation, a Delaware corporation ("Parent"), Formonix, Merger Sub, and the shareholders of Formonix (the "Shareholders") have entered into an Agreement and Plan of Merger and Reorganization dated March 31, 1997 (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger Sub with and into Formonix upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

        B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into Formonix.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into Formonix in accordance with the Reorganization Agreement and the laws of the State of Colorado upon the terms and subject to the conditions set forth as follows:

                                    ARTICLE 1

                                   THE MERGER

        1.1 FILING. This Merger Agreement required by the Colorado Business Corporations Act, shall be filed with the Secretary of State of the State of Colorado at the time specified in the Reorganization Agreement.

        1.2 EFFECTIVENESS. The Merger shall become effective upon the filing of this Merger Agreement with the Secretary of State of the State of Colorado (the "Effective Time").



                                       1.

        1.3 MERGER. At the Effective Time, Merger Sub shall be merged with and into Formonix and the separate corporate existence of Merger Sub shall thereupon cease. Formonix will be the Surviving Corporation in the merger and the separate corporate existence of Formonix shall continue unaffected and unimpaired by the Merger.

        1.4 FURTHER ACTION. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized (in the name of either or both of the Constituent Corporations or otherwise) to take all such action.

                                    ARTICLE 2

                          CORPORATE GOVERNANCE MATTERS

        The Articles of Incorporation of the Surviving Corporation shall be as set forth in Attachment A attached hereto except that the principal street address and the name and address of the registered agent are hereby amended and changed so as to read as follows at the Effective Time:

        Principal Street Address:           100 Cooper Court
                                            Los Gatos, California 95030
                                            Attention:    Caere Corporation
                                                          Legal Department

        Name and Address of
        Registered Agent:                   Corporation Service Company
                                            1560 Broadway
                                            Denver, Colorado 80202

and said Articles of Incorporation as amended and changed shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the laws of the State of Colorado.

                                    ARTICLE 3

           MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

        3.1 CONVERSION OF FORMONIX STOCK. At the Effective Time, each share of the voting common stock, no par value per share, of Formonix ("Formonix Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.83333 shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") to be issued pursuant to this Agreement.



                                       2.

        3.2 MERGER SUB COMMON STOCK. At the Effective Time, each then outstanding share of the common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        3.3 CLOSING OF FORMONIX'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Formonix Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Formonix and the stock transfer books of Formonix shall be closed with respect to all such shares of Formonix Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Formonix's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Formonix Common Stock (a "Formonix Stock Certificate") is presented to the Surviving Corporation or Parent, such Formonix Stock Certificate shall be canceled and shall be exchanged as provided in Section 3.4.

        3.4    EXCHANGE OF CERTIFICATES.

               (A) At the closing of the Merger, the Shareholders will deliver to Parent their certificates representing all of the outstanding shares of Formonix Common Stock. Subject to Section 3.6, upon surrender of a Formonix Stock Certificate to Parent for exchange, (1) each Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such Shareholder has the right to receive pursuant to the provisions of Section 3.1, and (2) the Formonix Stock Certificate so surrendered shall be canceled. If any Formonix Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the Shareholder of such lost, stolen or destroyed Formonix Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Formonix Stock Certificate.

               (B) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with the legend required pursuant to Section 3.5 below and any other legend or, legends required pursuant to applicable state securities laws or otherwise):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."



                                       3.

        3.5 RESTRICTION ON TRANSFER. Of the shares of Parent Common Stock to be issued to the Shareholders pursuant to the Reorganization Agreement, 300,000 shall be subject to a lock-up restriction and shall bear the following legend, in addition to the legend or legends required pursuant to Section 3.4 above:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED UNTIL THE TIME SET FORTH IN THE AGREEMENT. COPIES OF THE AGREEMENT COVERING THE ISSUANCE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION."

        3.6 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, a Shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such Shareholder) shall, upon surrender of such Shareholder's Formonix Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Fair Market Value (as defined below) of one share of Parent Common Stock. For purposes of this Merger Agreement "Fair Market Value" shall mean the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market System for each of the fifteen consecutive trading days immediately preceding the date of determination.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

        4.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Effective Time) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        4.2 AMENDMENTS. This Merger Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and each of the Shareholders.



                                       4.

        IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

 VIEWSTAR ACQUISITION CORP.,                FORMONIX, INC.,
 A CALIFORNIA CORPORATION                   A COLORADO CORPORATION

 By:    /S/ ROBERT G. TERESI                By: /S/ LYNN J. FORMANEK
        -----------------------                 --------------------------------
        Robert G. Teresi                           Lynn J. Formanek
        Chairman of the Board and                  President, Secretary and
         Chief Executive Officer                   Treasurer


 By:    /S/ BLANCHE M. SUTTER               By: /S/ DAVID L. FORMANEK
        -----------------------                 --------------------------------
        Blanche M. Sutter                          David L. Formanek
        Vice President, Finance,                   Vice President
        Chief Financial Officer
        and Secretary



                                       5.

                                    EXHIBIT C

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

DIRECTORS                           OFFICERS
Robert G. Teresi                    President - Robert G. Teresi

Blanche M. Sutter                   Chief Financial Officer and Secretary -
                                    Blanche M. Sutter

                                    EXHIBIT D

                   FORM OF CONTINUITY OF INTEREST CERTIFICATE

                                    EXHIBIT D

                       CONTINUITY OF INTEREST CERTIFICATE

        1~ ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of March 31, 1997, among CAERE CORPORATION, a Delaware corporation ("Parent"), VIEWSTAR ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), FORMONIX, INC., a Colorado corporation (the "Company"), Shareholder and a certain other shareholder of the Company (the "Reorganization Agreement"), it is contemplated that Merger Sub will merge into the Company (the contemplated merger of Merger Sub into the Company being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that the Company's shareholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of voting common stock, no par value per share, of the Company ("Company Common Stock"), and that the Company will become a wholly owned subsidiary of Parent.

        1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

               (A) Shareholder currently is the owner of 2~ shares of Company Common Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

               (B) Shareholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

               (C) Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of (i) any of the Lock-Up Shares (as defined in the Reorganization Agreement) or (ii) more than fifty percent (50%) of the shares of Parent Common Stock to be received by Shareholder in the Merger which are not Lock-Up Shares.

               (D) Shareholder has no plan or intention to exercise dissenters' rights in connection with the Merger.

               (E) Shareholder is not aware of, or participating in, any plan or intention on the part of the shareholders of the Company to engage in a Sale or Sales of (i) any of the LockUp Shares or (ii) more than fifty percent (50%) of the shares of Parent Common Stock to be received by Shareholder in the Merger which are not Lock-Up Shares.

               (F) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.



                                       1.

               (G) Shareholder has consulted with such legal counsel and financial advisors as he has deemed appropriate in connection with the execution of this Certificate.

        2. Shareholder understands that Parent, Merger Sub, the Company, and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company will be relying on the accuracy of the representations, warranties and certifications contained herein.

        Shareholder has executed this Certificate on March 31, 1997.



                                         ---------------------------------------
                                         1~



                                       2.

                               EXHIBITS E-1 TO E-5

                              EMPLOYMENT AGREEMENTS

                                    EXHIBIT F

                        FORM OF NONCOMPETITION AGREEMENT

                                    EXHIBIT F

                            NONCOMPETITION AGREEMENT

        THIS NONCOMPETITION AGREEMENT ("Agreement") is being executed and delivered as of March 31, 1997 (the "Closing Date") by 1~ ("Shareholder") in favor of and for the benefit of CAERE CORPORATION, a Delaware corporation ("Parent"), and FORMONIX, INC., a Colorado corporation (the "Corporation").

                                    RECITALS

        A. As an employee and shareholder of the Corporation, Shareholder has obtained extensive and valuable knowledge and information concerning the business of the Corporation (including confidential information relating to the Corporation and its operations, assets, contracts, customers, personnel, plans and prospects).

        B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 31, 1997, among the Corporation, Parent, ViewStar Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Shareholder and the other shareholder of the Corporation (the "Reorganization Agreement"), Merger Sub is merging into the Corporation on the Closing Date (the merger of Merger Sub into the Corporation being referred to in this Agreement as the "Merger"). In connection with the Merger, Shareholder and the Corporation's other shareholder are exchanging all of their shares of stock of the Corporation for shares of Common Stock of Parent, and as a result of the Merger the Corporation is becoming a wholly owned subsidiary of Parent.

        C. In connection with the Merger (and as a condition to the consummation of the Merger), and to more fully secure unto Parent the benefits of the Merger, Parent has required that Shareholder enter into this Agreement; and Shareholder is entering into this Agreement in order to induce Parent to consummate the Merger.

        D. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the respective meanings set forth in the Reorganization Agreement.

                                    AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and in consideration of the issuance and delivery to Shareholder of shares of Common Stock of Parent (in exchange for all of his stock of the Corporation) pursuant to the Reorganization Agreement, Shareholder agrees as follows:

        1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges that the promises and restrictive covenants he is providing in this Agreement are reasonable and are



                                       1.

necessary to enable Parent to protect its legitimate interests in its acquisition of all of the Corporation's outstanding stock pursuant to the Reorganization Agreement (including the Corporation's goodwill). Shareholder acknowledges that he is exchanging all of his shares of stock of the Corporation for shares of Common Stock of Parent in the Merger.

        2. NONCOMPETITION. During the period commencing on the Closing Date and continuing until the date three years after the date of termination of Shareholder's employment with Parent, pursuant to the Employment Agreement (the "Employment Agreement") between Shareholder and Parent dated as of March 17, 1997 (the "Noncompetition Period"), Shareholder shall not, without the prior written consent of the Corporation:

                (A) engage in any Competing Business (as defined below) for Shareholder's own account or for the account of any other person or entity; or

                (B) be or become an officer, director, stockholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, significant employee, agent, representative, supplier, creditor, consultant, licensor, advisor or manager of or to, or otherwise acquire or hold any interest in, or sell any asset to, any person or entity that engages in any Competing Business;

provided, however, that Shareholder may, without violating this Section 2, own as a passive investment less than 1% of the outstanding shares of capital stock of a publicly-held corporation if (i) such shares are actively traded on an established national securities market in the United States, and (ii) Shareholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation. For purposes of this Agreement, "Competing Business" shall mean any business that is conducted anywhere in the Restricted Territory (as defined below) and that involves or is competitive with any business that involves the licensing, marketing or distribution of any software or "systems" or product that performs or includes the same or substantially the same features and functionality as or is marketed as a similar solution as OmniForm(R) Products, determined as of March 31, 1998. For purposes of this Agreement, the term "Restricted Territory" shall be worldwide.

        3. NONSOLICITATION. Shareholder agrees that, during the Noncompetition Period, he will not:

                (A) encourage, induce, attempt to induce, solicit or attempt to solicit (on Shareholder's own behalf or on behalf of any other person or entity) any employee of Parent, the Corporation or any of Parent's other subsidiaries or affiliates to leave his or her employment with Parent, the Corporation or any of Parent's other subsidiaries or affiliates;

                (B) employ, or permit any entity over which Shareholder exercises any control to employ, any person who shall have been employed by Parent, the Corporation or any of Parent's other subsidiaries or affiliates;



                                       2.

               (C) on behalf of or in connection with a Competing Business, approach, contact or solicit business from any person or entity that is known by Shareholder, as of the date of termination of Shareholder's employment with Parent pursuant to the Employment Agreement, to be a customer or client or prospective customer or client of the Corporation; or

               (D) interfere in any manner with the relationship of Parent, the Corporation or any of Parent's other subsidiaries with any person or entity that is known by Shareholder to be a customer or client or prospective customer or client of Parent, the Corporation or any of Parent's other subsidiaries or affiliates.

        4.     CONFIDENTIAL INFORMATION.

               4.1 PROPRIETARY INFORMATION AGREEMENT. Shareholder acknowledges that Shareholder has previously executed a Proprietary Information and Inventions Agreement in favor of the Corporation and Parent and agrees to continue to abide by the provisions of such agreements both during and after the Noncompetition Period.

               4.2 CONFIDENTIALITY. Shareholder agrees to keep all Confidential Information (as defined in Section 4.3 below) strictly confidential and, accordingly, agrees that he shall not, at any time, use for any purpose, or disclose or permit to be disclosed to any person or entity, any Confidential Information, except as may be expressly authorized in writing by the Corporation and Parent in order to enable Shareholder to discharge his duties under the Employment Agreement. Shareholder acknowledges that the Confidential Information constitutes unique and valuable assets of the Corporation and Parent acquired at great time and expense by the Corporation and Parent, and that any disclosure or other use of such Confidential Information, other than for the sole benefit of the Corporation and Parent, would be wrongful and would cause irreparable harm to the Corporation and Parent.

               4.3 DEFINITION OF "CONFIDENTIAL INFORMATION." The term "Confidential Information" means any and all trade secrets and any and all non-public information (whether or not in written form and whether or not expressly designated as confidential) relating to the Corporation, Parent or any of the Corporation's or Parent's direct or indirect subsidiaries or other affiliates or relating to the business, operations, financial affairs, performance, assets, investments, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, plans or prospects of the Corporation or Parent or any of the Corporation's or Parent's direct or indirect subsidiaries or other affiliates, including any such information consisting of or otherwise relating to technology, designs, drawings, processes, license or sublicense arrangements, software and programs (including object code and source code), formulae, proposals, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of suppliers or distributors or sources of supply.

               4.4 TERM OF CONFIDENTIALITY. Shareholder's obligations under this Agreement with respect to any portion of the Confidential Information shall terminate in the event that the



                                       3.

Confidential Information: (i) was in the public domain at the time it was communicated to Shareholder; (ii) entered the public domain subsequent to the time it was communicated to the Shareholder through no fault of Shareholder;
(iii) was in Shareholder's possession free of any obligation of confidence at the time it was communicated to Shareholder; (iv) was communicated by Parent to an unaffiliated third party free of any obligation of confidence; or (v) is subsequently disclosed in response to an order by a court or other governmental body, or as otherwise required by law.

        5. INDEPENDENCE OF OBLIGATIONS. The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Corporation or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Corporation or Parent shall not constitute a defense to the enforcement of any of such covenants against Shareholder.

        6. SPECIFIC PERFORMANCE. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation or other provision contained in this Agreement, Parent and the Corporation shall be entitled (in addition to any other remedy that may be available to them) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        7. NON-EXCLUSIVITY. The rights and remedies of Parent and the Corporation hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Corporation may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Corporation hereunder, and the obligations and liabilities of Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit, and is not limited by, the terms of the Employment Agreement or the terms of any other agreement between Shareholder and Parent or the Corporation or any affiliate of Parent or the Corporation.

        8. NOTICES. Any notice or other communication required or permitted to be delivered to Shareholder, the Corporation or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other party hereto):



                                       4.

               IF TO THE CORPORATION:   Formonix, Inc.
                                        In care of:
                                        Caere Corporation
                                        100 Cooper Court
                                        Los Gatos, California 95030
                                        Attention: Legal Department
                                        Facsimile: (408) 395-5263

               IF TO PARENT:            Caere Corporation
                                        100 Cooper Court
                                        Los Gatos, California 95030
                                        Attention: Legal Department
                                        Facsimile: (408) 395-5263

               IF TO SHAREHOLDER:       1~
                                        3~
                                        4~
                                        Facsimile:    (970) 282-3680

        9. SEVERABILITY. If any provision of the Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Agreement. Each provision of the Agreement is separable from every other provision of the Agreement, and each part of each provision of the Agreement is separable from every other part of such provision.

        10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Colorado without giving effect to principles of conflicts of laws.

        11. WAIVER. No failure on the part of Parent or the Corporation to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Corporation in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Corporation shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered



                                       5.

on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        13. FURTHER ASSURANCES. Shareholder shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation and Parent may reasonably request to effectuate the intent and purposes of this Agreement.

        14. ENTIRE AGREEMENT. This Agreement, the Reorganization Agreement, the Proprietary Information and Inventions Agreements, the Release between Shareholder and Parent, dated as of March 31, 1997, the Cross-License Agreement between David L. Formanek, Lynn J. Formanek, Parent and Formonix, dated as of March 31, 1997 and the Employment Agreement set forth the entire understanding of Shareholder, the Corporation and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

        15. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

        16. ASSIGNMENT. This Agreement and all obligations hereunder are personal to Shareholder and may not be transferred or assigned by Shareholder at any time. The Corporation may assign its rights under this Agreement to any entity in connection with any sale or transfer of all or a substantial portion of the Corporation's assets to such entity.

        17. BINDING NATURE. Subject to Section 16, this Agreement will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent and the Corporation and their respective successors and assigns.

        18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).



                                       6.

        19.    CONSTRUCTION.

               (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (B) Shareholder agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (D) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


        The undersigned has executed this Agreement as of the date first above written.

                                  SHAREHOLDER:


                                  ----------------------------------------------
                                  1~



                                       7.

                                    EXHIBIT G

                                 FORM OF RELEASE

                                    EXHIBIT G

                                     RELEASE

        THIS RELEASE ("Release") is being executed and delivered as of March 31, 1997, by 1~ ("Releasor") in favor of, and for the benefit of, FORMONIX, INC., a Colorado corporation (the "Corporation"), CAERE CORPORATION, a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).

                                    RECITALS

        A. Contemporaneously with the execution and delivery of this Release, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 31, 1997, among the Corporation, Parent, ViewStar Acquisition Corp., Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Releasor and the other shareholder of the Corporation (the "Reorganization Agreement"), Merger Sub is merging into the Corporation (the merger of Merger Sub into the Corporation being referred to in this Release as the "Merger"). As a result of the Merger, the Corporation's shareholders are receiving shares of common stock of Parent in exchange for their shares of voting common stock of the Corporation, and the Corporation is becoming a wholly owned subsidiary of Parent.

        B. Parent has required, as a condition to consummating the Merger and the other transactions contemplated by the Reorganization Agreement, that Releasor execute and deliver this Release.

                                    AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

        1. RELEASE. Releasor, for himself and for each of his Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

        2.     DEFINITIONS.

               (A) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor's acts or signature) or over which Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

               (B) The term "Releasees" shall mean and include: (i) Parent; (ii) the Corporation; (iii) each of the direct and indirect subsidiaries of Parent;
(iv) each other affiliate of Parent; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.

               (C) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in his capacity as a shareholder, director, officer or employee of the Corporation or in any other capacity; and
(iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim.

               (D) The term "Released Claims" shall mean and include each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release provided, however, that the Released Claims shall not include:

                      (1) Releasor's rights, if any, against Parent under the Reorganization Agreement;

                      (2) Releasor's rights against Parent under the Employment Agreement between Releasor and Parent, dated as of March 17, 1997;

                      (3) any right of indemnification Releasor may have against the Corporation under the Corporation's articles of incorporation in his capacity as an officer and director of the Corporation, to the extent such right of indemnification arises as a result of any lawsuit that (A) is brought against Releasor after the date of this Release by a party who is not a current or former shareholder of the Corporation and who is not affiliated with or related to any current or former shareholder of the Corporation, (B) is



                                       2.

        not brought in the name of the Corporation, and (C) is based on an allegedly wrongful action taken by Releasor prior to the date of this Release in his capacity as a director and officer of the Corporation.

        3. REPRESENTATIONS AND WARRANTIES. Releasor represents and warrants that:

               (A) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

               (B) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

               (C) Releasor is not aware of any claim or potential claim by any person or entity against Releasor, and is not aware of any other facts or circumstances, that could give rise to a right of indemnification in favor of Releasor against the Corporation;

               (D) to the best of Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;

               (E) to the best of Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

               (F) this Release has been duly and validly executed and delivered by Releasor;

               (G) this Release is a valid and binding obligation of Releasor and Releasor's Associated Parties, and is enforceable against Releasor and each of his Associated Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

               (H) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release;

               (I) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which


                                       3.

Releasor or any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties is subject; and

               (J) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

        4. CIVIL CODE SECTION 1542. Releasor (a) represents, warrants and acknowledges that Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                      "A general release does not extend to claims which the
               creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Releasor also hereby waives the benefits of, and any rights Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

        5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties; or (c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

        6. NOTICES. Any notice or other communication required or permitted to be delivered to Releasor, the Corporation or Parent under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):


                                              4.

               IF TO THE CORPORATION:       Formonix, Inc.
                                            In care of:
                                            Caere Corporation
                                            100 Cooper Court
                                            Los Gatos, California 95030
                                            Attention:    Legal Department
                                            Facsimile:    (408) 395-5263

               IF TO PARENT:                Caere Corporation
                                            100 Cooper Court
                                            Los Gatos, California 95030
                                            Attention:    Legal Department
                                            Facsimile:    (408) 395-5263

               IF TO RELEASOR:              1~
                                            3~
                                            4~
                                            Facsimile:    (970) 282-3686

        7. SEVERABILITY. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

        8. GOVERNING LAW. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        9. WAIVER. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument



                                       5.

duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10. CAPTIONS. The captions contained in this Release are for convenience of reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

        11. FURTHER ASSURANCES. Releasor shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation or Parent may reasonably request to effectuate the intent and purposes of this Release.

        12. ENTIRE AGREEMENT. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

        13. AMENDMENTS. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Releasor, Parent and the Corporation.

        14. BINDING NATURE. This Release will be binding upon Releasor and Releasor's Associated Parties and will inure to the benefit of each of the Releasees.

        15. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought against Releasor, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).



                                       6.

        16.    CONSTRUCTION.

               (A) For purposes of this Release, whenever the context requires: the singular number shall include the plural, and vice versa.

               (B) Releasor agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

               (C) As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (D) Except as otherwise indicated, all references in this Release to "Sections" are intended to refer to Sections of this Release.

        Releasor has executed this Release as of the date first above written.


                                        ----------------------------------------
                                                            1~


                                       7.

                                    EXHIBIT H

                     FORM OF CROSS LICENSE AGREEMENT BETWEEN
                       CAERE CORPORATION, FORMONIX, INC.,
          DAVID FORMANEK AND LYNN FORMANEK, DATED AS OF MARCH 31, 1997